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Exhibit 10.9

June 28, 2006

Mr. Roger R. Adams
c/o Stephen C. Morton, Esq.
Morton PLLC
1222 Merit Drive, Suite 1220
Dallas, Texas 75251

        Re: Heeling, Inc.

Dear Roger:

        The purpose of this letter is to memorialize our agreement with regard to certain registration rights granted to you under a Stock Purchase Agreement by and between Heeling, Inc. and yourself dated as of May 19, 2006 (the "Purchase Agreement").

        Pursuant to Section 1.4 of that Purchase Agreement, it is my understanding that you, along with Heeling, Inc., and Samuel B. and Patricia P. Ligon and Capital Southwest Venture Corporation (the Ligons and Capital Southwest Venture Corporation together referred to herein as the "Investor") entered into a Registration Rights Agreement dated as of May 26, 2000 (the "Registration Rights Agreement"). In the Purchase Agreement you made "... substantially the same agreements made between (Heeling, Inc.) and the Investor, respectively, in the Registration Rights Agreement, such that (you) may sell (your) remaining shares of Common Stock on the same terms and conditions specified in the Registration Rights Agreement for the sale of Registrable Securities (as defined in the Registration Rights Agreement) by the Investor, subject to (certain) exceptions (which are set forth in the Purchase Agreement)..." For purposes of clarity, references to any and all of your rights to require and/or to participate in secondary public offerings of shares of Heeling, Inc. and its affiliates shall be referred to herein as the "Secondary Registration Rights."

        It is my understanding that, in exchange for Ten Dollars ($10.00) and other consideration, the receipt and sufficiency of which is acknowledged, you hereby agree to transfer your Secondary Registration Rights to me as necessary in order to ensure that any aggregate number of shares you are entitled to have registered at any one time is reduced and shared with me so that you may register a number of shares equal to two-thirds (2/3) of the aggregate number of shares which you are authorized to have registered and I shall be entitled to register a number of shares equal to one-third (1/3) of such amount.

        By signing below, Heeling, Inc. recognizes this agreement and agrees to act by its terms as if it had granted the Secondary Registration Rights to me directly.

Very truly yours,
/s/ RICHARD E. MIDDLEKAUFF Richard E. Middlekauff
ACCEPTED TO AND AGREED BY THE FOLLOWING:
/s/ ROGER R. ADAMS ROGER R. ADAMS INDIVIDUALLY

        The following parties have executed this letter agreement solely to evidence their agreement with its provisions insofar as they affect, amend, or constitute a waiver of rights under the Registration Rights Agreement.

CAPITAL SOUTHWEST VENTURE CORPORATION
BY:
/s/ WILLIAM R. THOMAS William R. Thomas
ITS:
President
/s/ SAMUEL B. LIGON SAMUEL B. LIGON INDIVIDUALLY
/s/ PATRICIA P. LIGON PATRICIA P. LIGON INDIVIDUALLY
HEELING, INC.
BY:
/s/ MICHAEL G. STAFFARONI MICHAEL G. STAFFARONI CHIEF EXECUTIVE OFFICER

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June 28, 2006